Exhibit 99.1

API Technologies Reports Results for the Fiscal Second Quarter Ended May 31, 2015

ORLANDO, Fla.– (PR Newswire) – July 7, 2015 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF, microwave, millimeterwave, power, and security solutions, today announced results for the fiscal second quarter ended May 31, 2015.

Results for the Quarter Ended May 31, 2015

API Technologies reported fiscal second quarter revenue of $52.3 million.

For the fiscal second quarter of 2015, GAAP gross margin as a percentage of sales was 21.0%; non-GAAP gross margin was 22.2%.

The Company posted a net loss of $4.3 million for the fiscal second quarter. Adjusted EBITDA for the fiscal second quarter of 2015 was $3.9 million, or 7.4% of revenue.

Results for the Six Months Ended May 31, 2015

API Technologies reported revenue of $103.1 million for the six months ended May 31, 2015. GAAP gross margin was 23.2% for the six-month period ended May 31, 2015. Non-GAAP gross margin was 24.4% for the same period.

The Company posted a net loss of $6.5 million for the six months ended May 31, 2015. Adjusted EBITDA for the six months ended May 31, 2015 was $9.9 million, or 9.6% of revenue.

Recent Developments

•	On June 8, 2015, API announced the successful completion of its acquisitions of Aeroflex / Inmet, Inc. (“Inmet”) and Aeroflex / Weinschel, Inc. (“Weinschel”) from Cobham plc. The transaction adds breadth to API’s RF, microwave, and microelectronics product portfolio, extends the Company’s subsystems offering, and furthers API’s reach in key end markets, including defense, space, commercial aviation, and wireless. For the twelve months ended March 31, 2015, combined revenue for Inmet and Weinschel was approximately $47.5 million and combined EBITDA was approximately $11.2 million, representing a margin of 23.6%.

•	Don Barnas was named the Company’s new Vice President of Worldwide Sales, effective June 8, 2015. Mr. Barnas joins API with nearly 30 years of sales and business development leadership in RF, microwave and microelectronics; he most recently served as Vice President of Sales – Americas, for Richardson, RFPD, an Arrow Company.

•	Domingo Isasi was appointed to the newly created role of Vice President of Continuous Improvement for API, effective June 29, 2015. Reporting to API’s President and Chief Executive Officer, Mr. Isasi will lead worldwide continuous improvement efforts related to delivery, quality, and reliability excellence, as well as drive cost-efficiency initiatives.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal second quarter results today, July 7, at 4:45 p.m. Eastern Time. Robert Tavares, President and Chief Executive Officer, and Claudio Mannarino, Senior Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com/investor-relations. Recorded replays of the webcast will be available on the Company’s Investor Relations App, on the Company’s website for 30 days, and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10068068, beginning 6 p.m. Eastern Time on July 7, 2015 for 30 days.

The API Technologies Investor Relations App is available for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided the non-GAAP financial measures for Adjusted EBITDA at the Company level and segment level and non-GAAP gross margin. Also provided is combined EBITDA for Inmet and Weinschel. Non-GAAP gross margin excludes restructuring charges and certain other adjustments described in the reconciliation table and non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition and divestiture-related charges, inventory provisions, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments described in the reconciliation table. API has also provided the non-GAAP financial measure for Adjusted EBITDA before corporate overhead, which is the Adjusted EBITDA number less general corporate overhead. The EBITDA for the Inmet and Weinschel transactions is earnings before interest, taxes, depreciation and amortization. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding from operating results the impact of items that management believes do not reflect the Company’s core operating performance. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss or gross margin determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; and the ability of our review of strategic alternatives to maximize stockholder value. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Claudio Mannarino

Senior Vice President and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com

API Technologies Corp.

Financial Results

Consolidated Statements of Operations (unaudited)

in thousands USD

	For the Three months ended May 31, 2015	For the Three months ended May 31, 2014	For the Six months ended May 31, 2015	For the Six months ended May 31, 2014
Revenue, net	$52,281	$53,169	$103,131	$112,086
Cost of revenues
Cost of revenues	41,252	42,478	79,111	87,751
Restructuring charges	67	281	109	580

Total cost of revenues	41,319	42,759	79,220	88,331

Gross profit	10,962	10,410	23,911	23,755

Operating expenses
General and administrative	5,575	5,820	10,854	11,539
Selling expenses	3,383	3,536	7,038	7,294
Research and development	2,181	2,161	4,181	4,234
Business acquisition and related charges	328	75	390	185
Restructuring charges	840	748	1,670	866

	12,307	12,340	24,133	24,118

Operating loss	(1,345)	(1,930)	(222)	(363)
Other expenses (income), net
Interest expense, net	3,092	2,887	6,219	5,297
Amortization of note discounts and deferred financing costs	23	10,228	46	10,893
Other expenses (income), net	(423)	(223)	(543)	(113)

	2,692	12,892	5,722	16,077

Loss before income taxes	(4,037)	(14,822)	(5,944)	(16,440)
Expense for income taxes	255	162	527	668

Net loss	$(4,292)	$(14,984)	$(6,471)	$(17,108)
Accretion on preferred stock	—	—	—	(393)

Net loss attributable to common shareholders	$(4,292)	$(14,984)	$(6,471)	$(17,501)

Net loss per share—Basic and diluted	$(0.08)	$(0.27)	$(0.12)	$(0.32)
Weighted average shares outstanding
Basic	55,472,798	55,446,463	55,466,944	55,436,440
Diluted	55,472,798	55,446,463	55,466,944	55,436,440

Consolidated Balance Sheets (unaudited)

in thousands USD

	May 31, 2015	November 30, 2014
Assets
Current
Cash and cash equivalents	$5,420	$8,258
Accounts receivable, net	35,822	38,657
Inventories, net	61,285	54,718
Deferred income taxes	475	561
Prepaid expenses and other current assets	1,814	1,592

	104,816	103,786
Fixed assets, net	28,283	30, 574
Goodwill	116,770	116,770
Intangible assets, net	26,630	29,848
Other non-current assets	1,945	1,862

Total assets	$278,444	$282,840

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$34,844	$27,907
Deferred revenue	2,344	2,279
Current portion of long-term debt	11,737	10,097

	48,925	40,283
Deferred income taxes	4,893	4,575
Other long-term liabilities	1,551	1,216
Long-term debt, net of current portion	111,523	118,214
Deferred gain	7,490	7,788

	174,382	172,076

Commitments and contingencies

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	328,099	327,846
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(226,576)	(220,105)
Accumulated other comprehensive income	111	595

	104,062	110,764

Total Liabilities and Shareholders’ Equity	$278,444	$282,840

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA and Adjusted EBITDA less corporate overhead.

	Three (3) months ended May 31, 2015	Six (6) months ended May 31, 2015

Net loss	$(4,292)	$(6,471)
Adjustments
Interest expense, net	3,092	6,219
Amortization of note discounts and deferred financing costs	23	46
Depreciation and amortization	3,013	6,472
Income taxes	255	527
Restructuring charges	907	1,779
Acquisition related charges	328	390
Other adjustments (A)	526	937

Total Adjusted EBITDA	$3,852	$9,899

Total Adjusted EBITDA percentage	7.4%	9.6%

Corporate overhead	$1,439	$2,855
Adjusted EBITDA before corporate overhead	$5,291	$12,754
Adjusted EBITDA before corporate overhead %	10.1%	12.4%

(A)	Other adjustments primarily include non-cash inventory provisions, stock based compensation, franchise taxes, financing related costs, lease payments for the State College, Pennsylvania facility and foreign exchange losses.

Additional Adjusted EBITDA Reconciliations by Segment in thousands USD

Three Months Ending May 31, 2015	SSC	SSIA	EMS	Corporate	Total
	Q2	Q2	Q2	Q2	Q2
Revenue	$37,217	$5,285	$9,779	$—	$52,281
Net loss					(4,292)
Adjustments
Interest expense, net					3,092

Amortization of note discounts and deferred financing costs					23
Depreciation and amortization					3,013
Income taxes					255
Restructuring charges					907
Acquisition related charges					328
Other adjustments (A)					526
Add-Back Total					8,144

Adjusted EBITDA	$3,497	$597	$(242)	$—	$3,852

Adjusted EBITDA Margin %	9.4%	11.3%	-2.5%	0.0%	7.4%

(A)	Other adjustments primarily include non-cash inventory provisions, stock based compensation, franchise taxes, financing related costs, lease payments for the State College, Pennsylvania facility and foreign exchange losses.

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

$ amounts in thousands USD

	Three Months Ended May 31, 2015	Six Months Ended May 31, 2015

Revenue	$52,281	$103,131
Gross Profit	10,962	23,911
GAAP Gross Margin %	21.0%	23.2%
Restructuring and other adjustments (A)	657	1,230
Adjusted Gross profit	11,619	25,141
Adjusted Gross margin %	22.2%	24.4%

(A)	Other adjustments primarily include inventory provisions.

Financial Results of Inmet and Weinschel Combined

$ amounts in thousands USD

Unaudited

Twelve Months Ended March 31, 2015

Revenue	$47,481
Gross Profit	21,068
GAAP Gross Margin %	44.4%
Operating Income	10,375
EBIT	10,375
Net income	10,375
EBITDA	11,197
EBITDA %	23.6%

Consolidated EBITDA of Inmet and Weinschel Combined

in thousands USD

Unaudited

The following table reconciles twelve months GAAP net income to non-GAAP EBITDA.

Twelve months ended March 31, 2015

Revenue	$47,481

Net income	10,375

Add:
Interest and taxes	0

Depreciation and amortization	822

Total EBITDA	$11,197

Total EBITDA percentage	23.6%